Exhibit 99.1

MONARCH FINANCIAL REPORTS SOLID GROWTH

AND RECORD 2ND QUARTER PROFITABILITY

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK, MNRKP), the bank holding company for Monarch Bank, reported the best second quarter profits in the company’s history, along with strong loan and deposit growth, as well as improved asset quality. Second quarter 2011 highlights are:

•	Record 2nd quarter net income of $1,661,091, up 7% from 2010

•	Net income available to common shareholders up 9%

•	Annual asset growth of $41 million, total assets at $832 million

•	Annual loan growth of $34 million, up 6.1%

•	Annual deposit growth of $87 million, up 13.5%

•	Non-performing assets remain low at 1.16% of total assets

•	Closed $347 million in mortgage loans during the 2nd quarter

“I am pleased to report continued financial performance for Monarch and all our companies for the second quarter and for the year. I am most pleased with our loan growth, with over $35 million in new commercial loans originated during the second quarter. Many banks are still not lending and most are actually shrinking their loan portfolios. We are doing our part to get this economy going again, and we are adding a great number of strong and credit worthy clients.” stated Brad E. Schwartz, Chief Executive Officer. “Mortgage production continues to be a major contributor to our bottom line. All major areas improved including our net interest margin, overall profitability, liquidity, core deposit growth, and of course our asset quality. We remain bullish on having another great year for our shareholders”.

Net income was $1,661,091 for the second quarter of 2011, up 7% from the same period in 2010, which was the company’s previous record second quarter with $1,552,908 in net income. The quarterly annualized return on average equity (ROE) was 9.12%, and the annualized return on average assets (ROA) was 0.87%. Quarterly earnings per share were $0.21, compared to $0.20 per share in the same quarter of 2010. For the first six months of 2011 net income was a record $3,034,348 compared to $2,672,725 for the same period in 2010, a 13.5% increase. The six month annualized return on average equity (ROE) was 8.44%, and the annualized return on average assets (ROA) was 0.79%. Year to date earnings per share were $0.38 compared to $0.33 for the same period in 2010.

Total assets at June 30, 2011 grew to $831.7 million, up $30.4 million for the quarter and up $41.3 million or 5.2% from the same period in 2010. Portfolio loans and investments grew and were offset slightly by lower balances of mortgage loans held for sale. Loans held for investment grew $22.3 million for the quarter and $34.0 million, or 6.1%, from the same period in 2010. Deposits increased $86.7 million since the second quarter of 2010, with growth focused on checking and money market accounts. Our deposit mix continues to improve as we position the Company for the eventual rise in interest rates.

“Our Monarch Bank and OBX Bank teams delivered the best quarter of the past year for commercial loan production and net loan growth. Not having to focus all of our time on problem loans has given us an edge in attracting and lending to new client relationships who in the past would have dealt with our larger bank competition. In addition, we have a seven-member dedicated team of cash management bankers who continue to improve our deposit mix and service levels for our business banking clients” stated Neal Crawford, President of Monarch Bank.

The Company continues to experience significantly better asset quality performance than its local, state, and national peer group. Non-performing assets equaled 1.16% of total assets, down from 1.26% reported as of March 31, 2011, but up from 1.03% one year prior. Non-performing assets were $9.6 million, comprised of $165,000 in loans 90 days or more past due and still accruing interest, $7.8 million in non-accrual loans and $1.6 million in other real estate owned. The Company was aggressive in recognizing losses and disposing of non-performing assets during the quarter. The allowance for loan losses represents 1.61% of total loans held for investment, up from 1.55% in the second quarter of 2010.

Average equity to average assets was 9.51% during the second quarter of 2011, up from 9.10% one year prior. Total risk-based capital to risk weighted assets equaled 13.23%, significantly higher than what is required to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch again was awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank ratings agency that rates banks on safety and soundness. During the second quarter of 2011 Monarch increased their semi-annual cash dividend to common shareholders to $0.08 per share.

Net interest income, our number one driver of profitability, increased 10.4% or $754,007 during the second quarter of 2011 compared to the same quarter in 2010 due to earning asset growth, changes in the mix of loans and deposits, as well as reduced funding costs. The net interest margin improved to 4.55% compared to 4.14% in 2010, and was up from 4.23% in the second quarter of 2011.

Mortgage revenue drove non-interest income slightly higher for the quarter compared to the previous year. Monarch Mortgage and their related mortgage companies closed $347 million in mortgage loans during the quarter, compared to $358 million during the same quarter of 2010. Year to date the mortgage group has closed over $642 million in mortgage loans compared to $592 million for the first six months of 2010. Non-interest expense grew 12.6%, with the majority of the increase related to increased expenses related to mortgage production, facilities expansion, salary and benefits, and loan expense.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with nine banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolin a, and “Monarch Online” consumer and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have over twenty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

##

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	July 21, 2011

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	June 30
	2011	2010
ASSETS:
Cash and due from banks	$17,890	$22,471
Interest bearing bank balances	1,629	6,841
Federal funds sold	13,034	10,035

Investment securities	49,301	8,457

Loans held for sale	115,704	149,527

Loans held for investment, net of unearned income	588,785	554,797
Less: allowance for loan losses	(9,480)	(8,575)

Net loans	579,305	546,222

Bank premises and equipment	22,833	16,302
Restricted equity securities	7,175	7,296
Bank owned life insurance	7,472	7,192
Goodwill	775	775
Intangible assets	551	729
Accrued interest receivable and other assets	16,010	14,526

Total assets	$831,679	$790,373

LIABILITIES:
Demand deposits—non-interest bearing	$117,181	$104,503
Demand deposits—interest bearing	30,769	22,068
Money market deposits	307,466	214,541
Savings deposits	20,847	22,905
Time deposits	253,902	279,471

Total deposits	730,165	643,488

FHLB borrowings	9,026	60,636
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	8,379	6,969

Total liabilities	757,570	721,093

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, issued and outstanding	4,000	4,000
Common stock, $5 par, 20,000,000 shares authorized; issued - 5,951,839 shares (includes nonvested shares of 3,500) at June 30, 2011 and 5,875,534 shares outstanding at June 30, 2010	29,742	29,378
Capital in excess of par value	22,374	22,249
Retained earnings	17,702	13,841
Accumulated other comprehensive loss	(351)	(309)

Total Monarch Financial Holdings, Inc. stockholders’ equity	73,467	69,159
Noncontrolling interest	642	121

Total equity	74,109	69,280

Total liabilities and stockholders’ equity	$831,679	$790,373

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
INTEREST INCOME:
Interest on federal funds sold	$12,960	$15,906	$40,001	$24,283
Interest on other bank accounts	29	1,513	1,104	1,889
Dividends on restricted securities	50,933	29,087	83,448	47,252
Interest & dividends on investment securities	49,589	49,029	90,140	103,575
Interest and fees on loans	9,600,504	9,416,922	19,043,714	17,887,849

Total interest income	9,714,015	9,512,457	19,258,407	18,064,848

INTEREST EXPENSE:
Interest on deposits	1,575,088	1,903,582	3,332,763	3,764,947
Interest on trust preferred subordinated debt	124,200	124,200	245,700	245,700
Interest on other borrowings	19,108	243,063	42,093	425,761

Total interest expense	1,718,396	2,270,845	3,620,556	4,436,408

NET INTEREST INCOME	7,995,619	7,241,612	15,637,851	13,628,440
PROVISION FOR LOAN LOSSES	1,099,696	1,504,948	2,101,150	2,832,818

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,895,923	5,736,664	13,536,701	10,795,622

NON-INTEREST INCOME:
Service charges on deposit accounts	424,829	429,025	811,149	823,356
Mortgage banking income	11,205,023	11,024,864	20,209,260	18,700,016
Investment and insurance commissions	85,305	67,585	171,705	141,905
Other income	208,223	253,425	425,772	387,202

Total non-interest income	11,923,380	11,774,899	21,617,886	20,052,479

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,615,748	5,283,733	11,014,592	8,972,728
Commissions and incentives	5,181,545	5,035,667	9,033,205	9,271,218
Occupancy and equipment	1,385,880	1,300,842	2,772,913	2,369,267
Loan expense	1,595,597	1,475,466	2,951,020	2,476,650
Data processing	278,015	222,533	583,848	418,069
Other expenses	2,005,091	1,855,196	3,832,053	3,299,261

Total non-interest expense	16,061,876	15,173,437	30,187,631	26,807,193

INCOME BEFORE TAXES	2,757,427	2,338,126	4,966,956	4,040,908

Income tax provision	(981,457)	(749,331)	(1,680,931)	(1,319,031)

NET INCOME	1,775,970	1,588,795	3,286,025	2,721,877

Less: Net income attributable to noncontrolling interest	(114,879)	(35,887)	(251,677)	(49,152)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$1,661,091	$1,552,908	$3,034,348	$2,672,725

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(390,000)	(780,000)	(780,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,271,091	$1,162,908	$2,254,348	$1,892,725

NET INCOME PER COMMON SHARE:
Basic	$0.21	$0.20	$0.38	$0.33
Diluted	$0.19	$0.20	$0.35	$0.33

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	Change	2011	2010	Change
EARNINGS
Interest income	$9,714	$9,512	2.1%	$19,258	$18,065	6.6%
Interest expense	1,718	2,271	(24.4)	3,621	4,436	(18.4)
Net interest income	7,996	7,241	10.4	15,637	13,629	14.7
Provision for loan losses	1,100	1,505	(26.9)	2,101	2,833	(25.8)
Noninterest income	11,923	11,775	1.3	21,618	20,052	7.8
Noninterest expense	16,062	15,173	5.9	30,187	26,807	12.6
Pre-tax net income	2,757	2,338	17.9	4,967	4,041	22.9
Minority interest in net income	115	36	219.4	252	49	414.3
Income taxes	981	749	31.0	1,681	1,319	27.4
Net income	1,661	1,553	7.0	3,034	2,673	13.5

PER COMMON SHARE
Earnings per share - basic	$0.21	$0.20	5.0%	$0.38	$0.33	15.2%
Earnings per share - diluted	0.19	0.20	(5.0)	0.35	0.33	6.1
Book value				8.98	8.37	7.3
Tangible book value				8.76	8.11	8.0
Closing market price (adjusted)				7.90	7.92	(0.3)
Average Basic Shares Outstanding	5,967,652	5,704,974	4.6	5,967,038	5,702,619	4.6
Average Diluted Shares Outstanding	8,562,757	5,795,852	47.7	8,565,699	5,781,141	48.2

FINANCIAL RATIOS
Return on average assets	0.87%	0.82%	6.1%	0.79%	0.75%	5.3%
Return on average stockholders’ equity	9.12	9.05	0.8	8.44	7.88	7.1
Net interest margin (FTE)	4.55	4.14	9.9	4.41	4.14	6.5
Non-interest revenue/Total revenue	55.1	55.3	(0.4)	52.9	52.6	0.6
Efficiency - Consolidated	80.4	79.6	1.0	80.8	79.3	1.9
Efficiency - Bank only	58.0	56.3	3.0	57.7	55.3	4.3
Average equity to average assets	9.51	9.10	4.5	9.31	9.54	(2.4)
Total risk based capital - Consolidated				13.23	13.37	(1.0)
Total risk based capital - Bank only				12.72	12.10	5.1

PERIOD END BALANCES
Total loans held for sale				$115,704	$149,527	(22.6)%
Total loans held for investment				588,785	554,797	6.1
Interest-earning assets				775,217	738,249	5.0
Assets				831,679	790,373	5.2
Total deposits				730,165	643,488	13.5
Other borrowings				19,026	70,636	(73.1)
Stockholders’ equity				73,467	69,159	6.2

AVERAGE BALANCES
Total loans held for investment	$570,547	$556,603	2.5%	$566,406	$550,584	2.9%
Interest-earning assets	714,370	711,843	0.4	725,100	674,851	7.4
Assets	768,170	755,927	1.6	778,206	716,731	8.6
Total deposits	669,385	599,399	11.7	679,122	575,459	18.0
Other borrowings	12,733	74,846	(83.0)	13,250	63,223	(79.0)
Stockholders’ equity	73,039	68,824	6.1	72,488	68,403	6.0

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,503	$8,650	9.9%	$9,038	$9,300	(2.8)%
Provision for loan losses	1,100	1,505	(26.9)	2,101	2,833	(25.8)
Charge-offs	1,537	1,706	(9.9)	2,134	3,748	(43.1)
Recoveries	414	126	228.6	475	190	150.0
Ending balance	9,480	8,575	10.6	9,480	8,575	10.6
Net charge-off loans to average loans	0.20	0.28	(30.7)	0.29	0.65	(54.7)

ASSET QUALITY RATIOS
Nonperforming assets to total assets				1.16%	1.03%	13.0	bp
Allowance for loan losses to total loans held for investment				1.61	1.55	6.5	bp
Allowance for loan losses to nonperforming loans				118.41	126.91	(6.7)%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				$165	$870	100.0%
Nonaccrual & Restructured debt				7,841	5,887	33.2
OREO				1,625	1,417	14.7

Nonperforming assets				9,631	8,174	17.8%

bp - Change is measured as difference in basis points.